Exhibit 10.16

DISTRIBUTION AGREEMENT

between

HemoSense, Inc

600 Valley Way

Milpitas, CA 95035 USA

represented by Jim Merselis

CEO HemoSense Inc.

- hereinafter referred to as “HemoSense” -

and

Inamed KG

Heinz Galinski Str.l

13347 Berlin

represented by Ina Battke

Managing Shareholder of Inamed KG

- hereinafter referred to as “Inamed” -

Preamble

The two parties have agreed to interpret this agreement in a positive sense for the benefit of both of them and to cooperate in a spirit of partnership

HemoSense wishes to market anticoagulants in Europea and abroad and to continuously increase its market presence. For this purpose HemoSense plans to put distributors in place in the various regional and national markets who will not only market the products, but also be technically and professionally qualified to train people to use the product and its technical applications. One of these local distributors will be Inamed. The products will be imported to Germany by HemoSense or by a third party commissioned by HemoSense. Said third party will also be responsible - on the basis of a separate agreement with HemoSense - for maintaining centralized storage facilities for the products, delivering the products to the distributors as and when ordered by them, and processing the financial side of the individual transactions. However, it is not the responsibility of the third party to deliver or market the products to end users.

§ 1 Subject Matter of the Agreement

(1)	Effective 01.04.2003 HemoSense assigns to Inamed the right to distribute the Contractual Products defined in § 2 in the Contractual Territory defined in § 3.

(2)	Inamed shall purchase and sell the Products in its own name and for its own account.

(3)	Inamed shall act as a free and independent contractor.

(4)	Unless otherwise agreed in writing in a particular case, Inamed shall have no right to represent HemoSense for the purpose of entering into legal transactions, nor to assume obligations on HemoSense’s behalf. Inamed shall refrain from doing anything that may give third parties the impression that they are authorized to do so.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(5)	HemoSense shall be entitled to appoint a representative to represent its marketing interests. At the time of entry into this agreement, this function is being performed by the firm of I•Med•Pro GmbH, Max-Planck-Str. 22, 50858 Cologne. HemoSense reserve the right to appoint the representative themselves and, if need be, to replace the representative and dismiss it without replacement, had to limit or cancel its responsibilities and proxy and the nature and scope thereof at any time by written or electronic communication to Inamed. Details of the powers of representation of I•Med•Pro GmbH are set forth in Exhibit 3. They have no powers other than those set forth therein.

§ 2 Products

(1)	Contractual Products are the products listed in Attachment 1.

(2)	Should HemoSense decide after conclusion of this agreement to add further products to its sales program, they may be offered to Inamed for them to distribute, but subject to newly defined conditions. If the product newly added to the sales program is the followup product of a product withdrawn from the sales program and if it is similar in terms of price and function to the same, the newly-added products shall automatically become a Contractual Product, with the result that the terms and conditions hereof shall automatically apply.

(3)	Within its general distribution policy is entitled to change single Contractual Products or withdraw single products from the Contractual Products; the total supply of Contractual Products, however, shall not be changed considerably hereby; Inamed will be given at least 2 months prior written notice of any such changes. If, when Inamed receive a written notice from HemoSense, they have already concluded a purchase contract with a client for the product(s) concerned or otherwise given some relevant binding declaration, and if Inamed inform HemoSense accordingly immediately after receiving written notice, then HemoSense shall be obliged to sell and deliver to Inamed the number of products concerned.

§ 3 Contractual Territory

(1)	The Contractual Territory is the territory described in Attachment 2 (the Länder).

(2)	The parties are in agreement that the Contractual Territory will be Inamed’s main sales territory, it being understood that this shall not constitute any geographical limitation on Inamed’s distribution rights.

(3)	Inamed distribution rights are non-exclusive. HemoSense shall have the right to distribute the Contractual Products through other distribution intermediaries.

§ 4 Obligations of Inamed

(1)	Inamed shall preserve the confidentiality of the business and trade secrets of HemoSense, including after expiry of this Agreement. Inamed shall also oblige their employees accordingly.

(2)	Inamed shall inform HemoSense about the market situation in the Contractual Territory and, upon learning of legal changes or of changes in requirements for official approval, about customers’ requests, the popularity of the Contractual Products, the

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

activities of competitors which are important for the business success of the Contractual Products in the Contractual Territory. The reports to be submitted by Inamed shall not contain any information about the names and addresses of customers; HemoSense is not interested in the single customer relationships of Inamed. HemoSense is entitled to regularly inspect Inamed’s business premises for quality control purposes (ISO 9001/9002) upon prior timely agreement of the date; HemoSense is not entitled to inspect Inamed’s business records.

(3)	Inamed is aware that the Contractual Products are medical devices that are governed by special legislation. This applies in particular to the system of reporting injuries to patients which is regulated by the law. Inamed agrees to comply with this legislation, too, and to notify the competent bodies of any occurrences without delay.

(4)	Inamed shall immediately inform HemoSense of all actual and suspected violations of fair competition and all actual and suspected infringements of labeling and name rights, intellectual property rights, copyrights and related rights by third parties of which they become aware and which affect HemoSense or the Contractual products. Inamed shall use their best efforts to support HemoSense in defending itself against such infringements.

(5)	Inamed shall instruct their customers in the proper use and maintenance of the Contractual Products.

(6)	Inamed shall be obliged to distribute the Contractual Products under the trademarks and packed and presented as specific by HemoSense.

(7)	Inamed shall provide regular training courses for their staff during the life of this Agreement.

§ 5 Obligations of HemoSense

(1)	HemoSense is obliged to take into reasonable consideration the interests of Inamed and support Inamed in their activities.

(2)	HemoSense must provide Inamed with the information and documents required for its distribution activities, such as instruction materials and brochures, free of charge. All documents - to the extent not provided to customers or the training centers in the ordinary course of Inamed’s business - shall remain the property of HemoSense.

(3)	At the beginning of the Agreement HemoSense shall offer two training sessions for the Contractual Products, which Inamed should attend.

(4)	HemoSense shall ensure that the distribution of the Contractual Products in the Contractual Territory accordance with the provisions of this Agreement does not lead to the violation of any statutes or regulations and, in particular, that any official permits, designations and approvals needed have been issued by the health insurance funds (Krankenkassen).

(5)	HemoSense shall keep confidential the business and trade secrets of Inamed and oblige its employees accordingly; this obligation shall survice the termination of this Agreement.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(6)	HemoSense shall take measures to guarantee Inamed sufficient supplies of strips for patients using the INRatio Kit for a period of [***] - particularly in the event of insolvency. [***] of these strips will be deposited in trust by HemoSense at the latter’s expense with a third party to be designated by HemoSense. Until further notice the trustee shall be the firm of I•Med•Pro GmbH. The strips will be deposited for a period of [***] months from the date of delivery of the device concerned to Inamed. As the [***] pass, the number of strips deposited may be reduced pro rata; once the [***] period has expired there is no longer any need for any strips to be deposited for the device concerned. On enquiry Inamed shall inform HemoSense without delay about the delivery dates of the devices and the residual periods. Inamed may only require the trustee to surrender the strips if and to the extent that it needs them in order to be able to perform its own delivery obligations vis-à-vis customers and HemoSense is not in a position to supply the strips. HemoSense reserves the right to find equivalent solutions (e.g. replace the devices with other makes available on the market). HemoSense shall inform Inamed without delay if it starts using a different trustee.

§ 6 Minimum Purchase, Inventory, Sales Planning

(1)	Inamed plans to purchase and take delivery of the following quantities of Contractual Products from HemoSense:

a.	in the first year after signing of the Agreement and approval: [***] INRatio Kits and [***] Strips (boxes with 12 strips each)

b.	on conclusion of the Agreement: a starter pack with 10 INRatio Kits.

(2)	Inamed shall be obliged to set up and maintain at their own expense an inventory with a complete range of the Contractual Products.

(3)	Each month Inamed shall prepare a sales forecast for the next six months.

§ 7 Prices and Terms of Payment

(1)	HemoSense shall sell the Contractual Products to Inamed at its end user list prices applicable at the time of entry into the respective sales contract, less a discount of a certain amount. The end user list prices in force at the time of entry into this Agreement and the respective discounts are set forth in Attachment 1.

(2)	For each order of at least [***] INRatio Kits Inamed will receive a training set free of charge.

(3)	By granting the discount pursuant to the above, all claims of Inamed’s against HemoSense in connection with their activities to be performed under this Agreement shall be fully settled. This does not apply to claims out of other agreements yet to be concluded (e.g. marketing agreements).

(4)	The following terms of payment shall apply to individual sales contracts which are concluded and performed between HemoSense and Inamed under this Agreement:

a.	All HemoSense’s prices are exclusive of the applicable statutory value-added tax and apply ex warehouse of HemoSense’s European importer (currently I•Med•Pro GmbH) and do not include forwarding costs, which shall be invoiced separately. Inamed will not be charged any forwarding costs if Contractual Products to a value of at least [***] after deduction of discounts are ordered.

b.	HemoSense’s invoices shall be due for payment within 30 days of delivery; [***] cash discount will be granted in case of payment within 14 calendar days of delivery. Payments by Inamed shall not be deemed to have been made until HemoSense is able to dispose of the amount concerned. In the event

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

that Inamed is in default, HemoSense shall be entitled to demand default interests in the applicable statutory amount. On provision of evidence, HemoSense can claim further damages for default.

c.	Inamed can only offset counterclaims that are res judicata or acknowledged by HemoSense and uncontested.

d.	Inamed can claim a right of retention only in respect of counterclaims that are based on the same contractual relationship and are uncontested or res judicata or about to become res judicata.

e.	HemoSense will process the financial transactions through I•Med•Pro GmbH until further notice to Inamed.

(5)	Inamed are at liberty to set their prices and conditions in relation to their customers.

§ 8 Order and Supply of Contractual Products

(1)	Within six weeks from the date hereof Inamed shall receive a training starter set free of charge for six training positions.

(2)	Until further notice by HemoSense, orders for Contractual Products shall be addressed to I•Med•Pro GmbH, Max-Planck-Str. 22, 50858 Cologne.

(3)	HemoSense/I•Med•Pro GmbH shall be entitled to reject Inamed’s orders only for justified cause. Justified cause shall exist in particular if, following notification in accordance with § 2(3), HemoSense no longer markets the Contractual Product in question or cannot accept the order on account of production difficulties, production changeovers, failure of its suppliers to deliver, or unforeseeable events.

(4)	HemoSense/I•Med•Pro GmbH shall inform Inamed without delay of any circumstances mentioned in subsection (3).

§ 9 Warranty for Defects in Quality and Legal Defects

(1)	Unless otherwise provided below, Inamed’s rights in respect of defects in quality and legal defects (including delivery of the wrong products and short deliveries) shall be governed by the relevant statutory provisions.

(2)	Where the Contractual Products delivered are faulty, HemoSense shall, after notification of the defect, perform the guarantee at its own expense by - at its option - repairing the defect, delivering a defect-free Contractual Product or - in the case of legal defects - by procuring the rights of use necessary for use in conformity with the Agreement. Further claims by Inamed for defects are excluded. If a replacement is delivered, Inamed shall return the faulty Contract Product.

(3)	Minor deviations from the agreed quality, and defects that do not materially affect the value or the fitness for use of the Contractual Products do not constitute grounds for the assertion of claims for defects.

(4)	Inamed may only assert claims for defects if it has met its statutory obligations to inspect the goods and notify complaints in accordance with §§ 377, 381 German Commercial Code. Obvious defects must be notified to HemoSense within one week of receipt of the respective Contractual Product; otherwise the assertion of claims for defects is excluded. The one-week time-period shall be deemed met if the letter of notification is dispatched within that time.

(5)	The warranty period is two years from the date when Inamed deliver the Contract Product to their customer. Inamed agrees to inform HemoSense of the date of delivery without delay and at any time upon request.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(6)	The burden of proof for all events leading to claims for defects, in particular for the defect itself, for the time of discovery of the defect and for the timeliness of the complaint, shall rest with Inamed.

(7)	Save in the cases stipulated by law, the statutory assumption that a defect was already present when the risk passed to Inamed shall not apply, not even where a period of more than six months lapses between the risk passing to Inamed and subsequently to Inamed’s customer.

(8)	Should HemoSense [***] if no INRatio devices are available to satisfy warranty claims, HemoSense shall [***]

§ 10 Reservation of Title

(1)	The supplied Contract Products shall remain HemoSense’s property until such time as all HemoSense’s claims against Inamed out of the business relationship are settled.

(2)	Inamed may only sell the Contract Products subject to reservation of title (“reserved Contract Products”) within the normal course of business. Inamed shall not be entitled to pledge the reserved Contract products, assign them by way of security, or otherwise dispose of them in a manner that affects HemoSense’s title. Inamed hereby assigns its claims out of the resale of reserved Contract Products to HemoSense and HemoSense accepts the assignment. Inamed is revocable authorised to collect the assigned claims as fiduciary for HemoSense. HemoSense may recall this authorization and the right to resell the reserved Contract Products if and as long as Inamed defaults on a payment obligation vis-à-vis HemoSense.

(3)	Inamed agrees to treat the reserved Contract Products with due care for the duration of the reservation of title.

(4)	If Inamed defaults on payment of sums owing to HemoSense, then HemoSense may - without prejudice to its other rights - take back the reserved Contract Products and - after timely prior announcement - realize them in some other manner as settlement for due claims against Inamedun. In this case Inamed shall grant HemoSense or HemoSense’s authorized representatives immediate access to the reserved Contract Products and surrender them.

(5)	If requested to do so in writing by HemoSense, Inamed shall be obligated to take out appropriate insurance to cover the reserved Contract Products and to present HemoSense with evidence of such insurance cover on request. Inamed hereby assign to HemoSense their claims under the insurance policy and HemoSense accepts the assignment.

§11 Limitation of Liability

(1)	Unless otherwise provided below, HemoSense shall be liable for damage sustained by Inamed only where it was caused by deliberate intent or gross negligence on the part of HemoSense. This limitation of liability shall apply to all claims for damages and reimbursement of expenses - regardless of their cause in law - in particular to liability for positive violation of contractual duty and culpa in contrahendo. However, in case of the breach of material contractual obligations involving slight negligence, HemoSense’s liability shall be limited to the amount of its sales price. On no account - save for deliberate intent or where a guarantee has been given - shall HemoSense be liable for lost profit of Inamed.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(2)	Claims under the Product Liability Act and other mandatory statutory liability provisions, if any - where these provide for compulsory liability of HemoSense - are excluded from the above limitation of liability. The limitation of liability under subsection (1), above, does not cover damage resulting from the absence of warranted characteristics, if any, or consequential damage against which HemoSense’s warranty was intended to protect Inamed; HemoSense shall be liable for consequential damage only to the limited extent set forth in subsection (1).

§ 12 Product Liability

(1)	Inamed shall neither alter the delivered Contract Products nor their design or packaging; in particular they shall not alter or remove warnings about the risks of improper use of the Contract Products. If Inamed are in breach of the above, they shall indemnify HemoSense, for the purposes of their internal relationship, against product liability claims of third parties to the extent they are liable for the defect that triggers liability.

(2)	If HemoSense is prompted to recall a Contractual Product due to a product defect, Inamed shall support HemoSense and undertake all reasonable measures requested by HemoSense. The costs Inamed incurs for recalls shall be borne by HemoSense.

(3)	Inamed shall immediately inform HemoSense about any risks which may occur during the use of the Contractual Products and any product defects of which they may become aware.

§ 13 Term

(1)	The Agreement shall be concluded for an indefinite period of time. Both parties shall be entitled to terminate the Agreement on six months’ notice to the end of a calendar month.

(2)	The Agreement may be terminated for good cause with immediate effect by either party. Good cause shall exist if circumstances arise which, considering the spirit and purpose of the Agreement, make a continuation of the contractual relationship unreasonable for one or both parties.

(3)	The Agreement may be terminated for good cause with immediate effect by either party if

a.	the other party stops payments;

b.	debt settlement (bankruptcy, composition, insolvency) proceedings are instituted against the assets of the other party or an application is filed in this respect and, despite specific request, the other party cannot prove the obvious unfoundedness of such application within a period of two weeks from receipt of the request;

c.	the other party grossly and permanently breaches its obligations to a considerable extent notwithstanding a warning letter.

(4)	HemoSense may terminate for good cause in particular if ownership of Inamed changes to the extent that a competitor of HemoSense’s acquires a shareholding in Inamed.

(5)	Inamed may terminate for good cause in particular if

a.	HemoSense repeatedly and arbitrarily refuses orders made by Inamed without justified cause; or

b.	the distribution of the Contractual Products becomes unfeasible for Inamed in an economically practical way.

(6)	The notice of termination must be in writing. Electronic form is not acceptable.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

§ 14 Consequences of Termination

(1)	Termination and expiry of the Agreement as such shall not affect the individual sales contracts concluded between HemoSense and Inamed hereunder. Unsettled claims out of these individual sales contracts shall be settled in accordance herewith.

After due notice in accordance with § 13(1) HemoSense is only obliged to accept orders from Inamed to the extent that Inamed can sell the respective Contractual products in the time period up to the termination of the Agreement within the ordinary course of their business and does not have a sufficient stock of such products. HemoSense may request payment in advance for orders placed after receipt of due notice of termination.

(2)	Upon expiry of the Agreement Inamed shall return to HemoSense all documents made available to them pursuant to § 5(2).

(3)	Upon expiry of the Agreement Inamed must stop using the trademarks and signs of HemoSense’s, save where this is necessary to perform claims out of individual sales contracts in accordance with § 14(1) hereof. Inamed shall discontinue calling themselves HemoSense’s “dealer” upon expiry of the Agreement.

(4)	Upon expiry of the Agreement Inamed shall be entitled to require HemoSense to take back all or part of the Contractual Products purchased by them from HemoSense in the ordinary course of business, to the extent they are unused, undamaged and in their original packaging. Where HemoSense is not responsible for the termination of the Agreement, the purchase price payable for the returned Contractual Products shall be original price less a flat rate of 5%. Inamed shall assert their take-back claim within a period of two months from the expiry of the Agreement. The costs and the risk of the redelivery shall be borne by Inamed if the Contractual Products are repurchased at their request. Where HemoSense is responsible for the termination of the Agreement, it shall bear the cost of taking back the Contractural Products and the risk of the redelivery.

(5)	Upon expiry of the Agreement HemoSense shall be entitled to require Inamed to return all or some of their stock of Contractual Products purchased from HemoSense against payment of the original purchase price less a flat rate of 3%, to the extent Inamed have not effected any subsequent sales with regard to these products and do not need them for the purpose of fulfilling their warranty obligations. HemoSense shall assert their take-back claim within a period of two months from the expiry of the Agreement. The costs and the risk of the redelivery shall be borne by HemoSense if the Contractual Products are taken back at their request.

§ 15 Final Provisions

(1)	Communications and correspondence for HemoSense relating to matters concerning this Agreement, including orders and complaints, shall be sent, until further notice by HemoSense, to the following address: I•Med•Pro GmbH, Max-Planck-Str. 22, 50858 Cologne. Notices of termination shall also be sent directly to HemoSense.

(2)	The Agreement - including the attachments - contains all agreements between the parties relating to the subject matter hereof.

(3)	All amendments and additions to the Agreement must be in writing. The same shall apply to an amendment of this written-form requirement. Electronic form is not acceptable.

(4)	Should one or more provisions of this Agreement be or become completely or partly invalid or unenforceable or should there be an omission herein, the validity of the remaining provisions shall not be affected thereby. In place of the invalid or unenforceable provision, that valid and enforceable provision shall be deemed agreed which comes closest to the intended purpose. In the event of an omission, that provision shall be deemed agreed which, considering the spirit and purpose of this Agreement, would have been agreed, had the parties considered the matter at the outset.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(5)	The venue and place of fulfillment for both parties shall be Berlin.

(6)	The Agreement and the purchase contracts concluded in performance hereof shall be governed by the law of the Federal Republic of Germany, with the exception of the UN Convention on Contracts for the International Sale of Goods.

Attachments 1 - 3

Berlin, April 7, 2003	Berlin, April 7, 2003

/s/ J.D. Merselis	/s/ I. Battke
(HemoSense)	(Inamed)

Supplement:

The parties agree that a marketing agreement is to be concluded within two months of being listed with the health insurance funds as a remedy eligible for reimbursement. The main points shall be based on Ms. Hartwig’s presentation of the marketing concept on November 4, 2002 with a cost framework of € 30,000 not counting value added tax, for the establishment of 15 additional training centers

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Attachment 1

Hemosense Product Price List:

INRatio Kit:

• INRatio Meter

• Bag

• Box with 12 strips

• Pricker

• Lancets

• Instructions for use

• Short-form instructions for use

• Patient’s ID

• 4 batteries

• Guarantee card	List price: [***] discount [***]

Strips:

12 strips per box	List price: [***] + VAT; discount [***]

	Price list, 1.4.2003 In Euro		Discount for Inamed
Individual Products:

INRatio Meter		[***]	[***]
Bag		[***]	[***]
Pricker		[***]	[***]
Instructions for use		[***]	[***]
Short-form instructions for use		[***]	[***]
Patient ID /100 pcs.		[***]	[***]
Training manual		[***]	[***]
Train the trainer instructions		[***]	[***]
Set of transparencies		[***]	[***]
Power supply unit		[***]	[***]
Repair exchange		[***]	[***]
Lancets			[***]

Training Starter Pack

• 2 INRatio Kits
• Train the trainer manual
• 10 sets of training instructions
• 2 extra boxes of strips
• 2 extra boxes with lancets
• 10 patient IDs	€	[***]	[***]

Training Pack

• 2 boxes of strips

• 5 sets of training instructions

• 5 patient IDs

• Lancets for 5 patients	€	[***]	[***]

All prices are exclusive of VAT at the time of delivery.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Attachment 2

Contractual Territory:

Berlin

Brandenburg

Mecklenburg-Vorpommern

Saxony

Saxony-Anhalt

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Attachment 3

Power of Attorney for Representative appointed by HemoSense under § 1 (5) of the Agreement

The power of attorney for the representative appointed by HemoSense under § 1 (5) of the Agreement (initially I•Med•Pro GmbH) extends solely to the following acts and declarations:

1.	Importing the Contractual Products

2.	VAT processing for the Contractual Products

3.	Accepting orders from Inamed on the terms and outline conditions set forth in the Agreement, and making the deliveries accordingly

4.	Giving instructions on the use of the Contract Products

5.	Producing and delivering brochures and training materials for the Contractual Products

6.	Issuing invoices for the delivered Contractual Products on behalf of HemoSense

7.	Collecting payments

8.	Forwaring payments to HemoSense or a third party designated by HemoSense

9.	Receiving notification of product defects within the meaning of the Medicinal Device Act and the Product Liability Act; receiving complaints

10.	Delivering replacements for faulty devices and/or strips under guarantee

11.	Keeping and delivering strips, as trustee, under § 5(6) of the Agreement

HemoSense may appoint a new representative at any time, dismiss the present one without appointing a new one, and limit the nature and scope of its duties and powers or cancel the same at any time by declaration in written, electronic or verbal form. The further reciprocal rights and obligations of the representative and HemoSense are regulated in the agreements entered into between them.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Page 12 of 12